Exhibit 10.4

GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT made May 10, 2022

FROM:

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD. BC0729352

25th Floor, 700 West Georgia Street, Vancouver, BC V7Y 1K8

(the “Debtor”)

TO:

JASON BARNARD AND CHRISTINA BARNARD

822 17th Street East, North Vancouver BC V7L 2X1

(the “Secured Party”)

WHEREAS:

A.	Pursuant to a promissory note dated May 10, 2022, the Secured Party has advanced a loan to the Debtor in the Principal Amount of CAD $1,145,520.08 (the “Loan”); and

B.	The parties now wish to enter in to this agreement (this “Agreement”) securing repayment by the Debtor of all indebtedness owing by the Debtor to the Secured Party under the Loan, including the principal amount and all interest accruing thereon.

FOR VALUE RECEIVED, the Debtor covenants, agrees, warrants, represents, acknowledges, and confirms to and with the Secured Party and creates and grants the mortgages, charges, transfers, assignments, and security interests as follows:

1.            Security Interest

As security for the payment and performance of the Obligations (as defined in paragraph 3), the Debtor, subject to the exceptions set out in paragraph 2, does:

1.1A	Grant to the Secured Party a security interest in, and mortgages, charges, transfers, and assigns to the Secured Party absolutely, all of the Debtor’s present and after acquired personal property, and all personal property in which the Debtor has rights, of whatever nature or kind and wherever situate, including, without limitation, all of the following now owned or in future owned or acquired by or on behalf of the Debtor:

(a)	all Goods, including:

(i)	all inventory of whatever kind and wherever situate, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in progress, finished goods, returned goods, repossessed goods, and all packaging materials, supplies, and containers relating to or used or consumed in connection with any of the foregoing (collectively the “Inventory”); and

(ii)	all equipment of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, fixtures, furniture, furnishings, chattels, motor vehicles, vessels, and other tangible personal property of whatever nature or kind (collectively the “Equipment”);

(b)	all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action, and demands of every nature and kind however arising or secured including letters of credit and advices of credit, which are now due, owing, or accruing, or growing due to, or owned by, or which may in future become due, owing, or accruing or growing due to, or owned by the Debtor (collectively the “Accounts”);

(c)	all contractual rights, insurance claims, licences, goodwill, patents, trademarks, trade names, copyrights, and other industrial or intellectual property of the Debtor or in which the Debtor has an interest, all other choses in action of the Debtor of every kind which now are, or may in future be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor that is not Accounts, Chattel Paper, Instruments, Documents of Title, Investment Property, or Money;

(d)	all Money;

(e)	all property described any schedule at any time in future annexed to this Agreement or agreed in writing to form part of this Agreement;

(f)	the undertaking of the Debtor;

(g)	all Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, and Investment Property now owned or in future owned or acquired by or on behalf of the Debtor (including those returned to or repossessed by the Debtor);

(h)	all proceeds, renewals, accretions, and substitutions of any of the foregoing; and

(i)	all deeds, documents, writings, papers, books of account, and other books and electronically recorded data relating to any of the foregoing or by which any of the foregoing is or may in future be secured, evidenced, acknowledged, or made payable.

1.2A	Charge as and by way of a floating charge to and in favour of the Secured Party, and grant to the Secured Party a security interest, mortgage, and charge in and to:

(a)	all the Debtor’s right, title, and interest in and to all its presently owned or held and after acquired or held real, immovable, and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements, and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant, and other fixtures (collectively “Real Property”); and

(b)	all property, assets, and undertakings of the Debtor, both present and future, of whatever nature or kind and wherever situate, and all Proceeds thereof and therefrom, other than its property, assets, and undertakings otherwise validly and effectively subject to the charges and security interests in favour of the Secured Party created under paragraph 1.1A of this Agreement. This charge attaches immediately upon the Debtor acquiring any rights in any of that property.

1.3A	Mortgage and charge as and by way of a fixed and specific charge to and in favour of the Secured Party, and assign and transfer to the Secured Party and grant to the Secured Party, by way of mortgage, charge, assignment, and transfer, a security interest in all of the Debtor’s right, title, and interest, both present and future, in and to all of its presently owned or held and after acquired or held property which:

(a)	is or in future becomes a fixture, or

(b)	constitutes a licence, quota, permit, or other similar right or benefit, or crops.

1.4A	The mortgages, charges, assignments, transfers, and security interests created or granted under paragraphs 1.1A, 1.2A, and 1.3A of this Agreement are collectively called the “Security Interest”, and all property, assets, interests, and undertakings (including Proceeds) subject to the Security Interest or otherwise charged or secured by this Agreement or expressed to be charged, assigned or transferred, or secured by any instruments supplemental to this Agreement or in implementation of this Agreement are collectively called the “Collateral”.

2.            Exceptions and Definitions

The Security Interest granted by this Agreement shall not extend or apply to and the Collateral shall not extend to the last day of the term of any lease or agreement to lease real property, but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign and dispose thereof as the Secured Party shall direct.

The terms “Chattel Paper”, “Document of Title”, “Equipment”, “Consumer Goods”, “Goods”, “Instrument”, “Intangible”, “Investment Property”, “Proceeds”, “Inventory”, “Accessions”, “Money”, “financing statement”, “financing change statement”, “verification statement”, and “control” shall, unless otherwise defined in this Agreement or otherwise required by the context, be interpreted according to their respective meanings as set out in the British Columbia Personal Property Security Act, as amended.

Any reference in this Agreement to “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”. The Collateral shall not include consumer goods of the Debtor.

The term “Proceeds”, whenever used and interpreted as above, shall by way of example include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contract rights, accounts, and any other personal property or obligation received when such collateral or proceeds are sold, exchanged, collected, or otherwise disposed of. The term “licence” means any licence or similar right at any time owned or held by the Debtor including without limitation a “licence” as defined in the Act, and the meaning of the term “crops” whenever used in this Agreement includes but is not limited to “crops” as defined in the Act.

3.            Obligations Secured

This Agreement and the Security Interest are in addition to and not in substitution for any other security interest now or in future held by the Secured Party from the Debtor or from any other person and shall be general and continuing security for the payment of all indebtedness liability and obligation of the Debtor to the Secured Party pursuant to the Loan (including interest thereon), and for the performance and satisfaction of all obligations of the Debtor to the Secured Party pursuant to the Loan, (all of which indebtedness, liability, and obligations are collectively the “Obligations”).

4.            Prohibitions

Without the prior written consent of the Secured Party, the Debtor shall not and shall not have power to:

(a)	grant, create, or permit to be created any security interest in, charge, encumbrance, or lien over, or claim against any of its property, assets, or undertakings that rank or could rank in priority to or pari passu with the Security Interest;

(b)	grant, sell, or otherwise assign its Chattel Paper; or

(c)	issue or have outstanding at any time any secured or unsecured bonds, debentures, debenture stock, or other evidences of indebtedness of the Debtor or of any predecessor in title of the Debtor issued under a trust deed or other instrument running in favour of a trustee.

5.            Attachment

The Debtor acknowledges and confirms that:

(a)	there is no intention to delay the time of attachment of the Security Interest created by this Agreement, and the Security Interest shall attach at the earliest time permissible under the laws governing this Agreement;

(b)	value has been given; and

(c)	the Debtor has (or in the case of any after acquired property, will have at the time of acquisition) rights in the Collateral.

6.            Representations and Warranties

The Debtor represents and warrants to the Secured Party that:

(a)	if the Debtor is a company or a partnership, this Agreement is granted in accordance with resolutions of the directors, of the Debtor, and that all other reasonable matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid, and binding;

(b)	to its knowledge, as at the date hereof, the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens, and claims, save only the permitted encumbrances, shown in Schedule “A” to this Agreement and charges or security interests subsequently consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Agreement;

(c)	where the Collateral includes Accounts, Chattel Paper, or Instruments, each is enforceable in accordance with its terms against the party obligated thereunder, and that the Debtor has fully and accurately disclosed to the Secured Party the amount owing thereunder and any other relevant information concerning liability for payment thereunder;

(d)	where the Collateral includes investment property, the Debtor has not given control of the investment property to any person.

(e)	for goods constituting Collateral, the Debtor has in this Agreement or elsewhere fully and accurately disclosed to the Secured Party the locations thereof and of the business operations and records of the Debtor.

7.            Covenants of the Debtor

7.1	The Debtor covenants with the Secured Party that at all times while this Agreement remains in effect the Debtor shall:

(a)	defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

(b)	fully and effectually maintain and keep maintained the validity and effectiveness of the Security Interest;

(c)	maintain the Collateral in good order and repair in accordance with its normal business practice;

(d)	forthwith pay:

(i)	all taxes, assessments, rates, duties, levies, government fees, claims, dues and other charges of every nature that may be lawfully levied, assessed, or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay; and

(ii)	all security interests, charges, encumbrances, liens and claims that rank or could in any event rank in priority to the Security Interest, other than the charges or security interests, if any, shown in any Schedule to this Agreement and those consented to in writing by the Secured Party;

(e)	forthwith reimburse and indemnify the Secured Party for all costs, charges, expenses, and legal fees and disbursements that may be incurred by the Secured Party in:

(i)	inspecting the Collateral;

(ii)	negotiating, preparing, perfecting, and registering this Agreement or notice of it and other documents, whether or not relating to this Agreement;

(iii)	investigating title to the Collateral;

(iv)	taking, recovering, keeping possession of, and insuring the Collateral; and

(v)	all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Agreement and of any other Security Interest held by the Secured Party as security for the Obligations;

(f)	at the Secured Party’s reasonable request at any time and from time to time, execute and deliver such further and other documents and instruments and do all acts and things that the Secured Party reasonably requires in order to confirm and perfect, and maintain perfection of, the Security Interest in favour of the Secured Party upon any of the Collateral;

(g)	notify the Secured Party promptly of

(i)	any change in the information contained in this Agreement relating to the Debtor, its address, its business, or the Collateral, including without limitation any change of name or address of the Debtor and any change in location of any Collateral;

(ii)	the details of any material acquisition of Collateral;

(iii)	any material loss or damage to the Collateral;

(iv)	any material default by any account debtor in payment or other performance of their obligations to the Debtor with respect to any Accounts;

(v)	the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor; and

(vi)	the details of any claims or litigation affecting the Debtor or the Collateral;

(h)	prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of in the ordinary course of business (excluding the lapsing of any option on, or any mineral property deemed by the Debtor’s directors or officers to be a non-material asset) or as permitted by this Agreement, from being or becoming an accession to other property not covered by this Agreement;

(i)	permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets, and undertakings, and to all its books of account and records for the purpose of inspection, and render all assistance necessary for such inspection; and

(j)	deliver to the Secured Party from time to time promptly upon request:

(i)	any Documents of Title, Instruments, certificated Securities, and Chattel Paper constituting, representing, or relating to Collateral;

(ii)	all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists, and other writings relating to the Collateral for the purpose of inspecting, auditing, or copying;

(iii)	account control agreements in respect of Investment Property, in form and substance satisfactory to the Secured Party;

(iv)	all financial statements prepared by or for the Debtor regarding the Debtor’s business;

(v)	all policies and certificates of insurance relating to the Collateral; and

(vi)	any information concerning the Collateral, the Debtor, and the Debtor’s business and affairs as the Secured Party may reasonably require;

(k)	carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor’s business as well as accurate and complete records concerning the Collateral;

(l)	where the Collateral is Investment Property, prevent any party other than the Secured Party from having control over such Investment Property;

(m)	observe and perform the additional covenants, if any, set out in any schedule attached to this Agreement.

7.2	The Debtor covenants that at all times while this Agreement remains in effect, without the prior written consent of the Secured Party, it shall not

(a)	declare or pay any dividends;

(b)	purchase or redeem any of its shares or otherwise reduce its share capital;

(c)	become guarantor of any obligation; or

(d)	become an endorser of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to any bank accounts of the Debtor.

7.3	Except as provided in this Agreement, without the prior written consent of the Secured Party, the Debtor shall not

(a)	sell, lease, or otherwise dispose of any material part of the Collateral;

(b)	release, surrender, or abandon possession of any material part of the Collateral; or

(c)	move or transfer the Collateral from the jurisdiction or jurisdictions in which the Security Interest has been perfected.

7.4	Provided that the Debtor is not in default under this Agreement, at any time without the consent of the Secured Party the Debtor may lease, sell, license, consign, or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

7.5	The Debtor covenants that to the extent that any monies, credit, or other consideration provided by the Secured Party has enabled the Debtor to purchase or acquire rights in any personal property or assets, the Security Interest is and shall remain a purchase money security interest.

8.            Insurance

8.1	If proceeds of any insurance maintained by the debtor in respect of any Collateral under this Agreement become payable, the Secured Party may, in its absolute discretion, apply those proceeds to such part or parts of the Obligations as the Secured Party may see fit, or the Secured Party may release any such insurance proceeds to the Debtor for the purpose of repairing, replacing, or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any way affect this Agreement.

8.2	The Debtor shall forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the Secured Party at the Debtor’s expense any necessary proof and do any necessary act to enable the Secured Party to obtain payment of any insurance proceeds payable in respect of such Collateral, but nothing contained in this Agreement shall limit the Secured Party’s right to submit to the insurer a proof of loss on its own behalf.

8.3	If the Debtor fails to maintain insurance in respect of any of the Collateral, the Secured Party may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

9.            Use and Verification of Collateral

Subject to compliance with the Debtor’s covenants contained in this Agreement and compliance with paragraph 11 of this Agreement, the Debtor may, until default, possess, operate, collect, use and enjoy, and deal with the Collateral in the ordinary course of the Debtor’s business in any manner not inconsistent with the provisions of this Agreement; provided always that the Secured Party shall have the right at any time and from time to time while any part of the Obligations remain outstanding and unpaid to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate. The Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith, and for such purpose to grant to the Secured Party or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

10.          Investment Property

If Collateral at any time includes Investment Property, following the occurrence of a default which remains the on-going and remedied for at least 10 business days after the Debtor has received notice of such default, Debtor authorizes the Secured Party to transfer the same or any part of it into its own name or that of its nominee(s) so that the Secured Party or its nominee(s) may appear on record as the sole owner of it, or has sole rights to it, as applicable; following which the Debtor waives all rights to receive any notices or communications received by the Secured Party or its nominee(s) as such registered owner and agrees that no proxy issued by the Secured Party to the Debtor or its order as aforesaid shall thereafter be effective.

11.          Collection of Debts

After default under this Agreement, on notice to the Debtor, the Secured Party may notify all or any account debtors of the Debtor of the Security Interest and may also direct such account debtors to make all payments on Collateral to the Secured Party. The Debtor acknowledges that any payments on or other proceeds of Collateral received by the Debtor from account debtors, whether before or after notification of this Security Interest to account debtors, and whether before or after default under this Agreement, shall be received and held by the Debtor in trust for the Secured Party and shall be turned over to the Secured Party upon request. This includes interest on deferred payment contracts, and the payments themselves, and lease payments, if any.

12.          Income from and Interest on Collateral

12.1	Until default, the Debtor reserves the right to receive any money constituting income from or interest on Collateral and if the Secured Party receives any such money before default, the Secured Party shall either credit that money against the Obligations or pay it promptly to the Debtor.

12.2	After default, the Debtor shall not request or receive any money constituting income from or interest on Collateral and if the Debtor receives any such money in any event, the Debtor shall hold that money in trust for the Secured Party and shall pay it promptly to the Secured Party.

13.          Increases, Profits, Payments, or Distributions

13.1	After default has occurred, the Debtor authorizes the Secured Party

(a)	to receive any increase in or profits on the Collateral (other than money) and to hold the same as part of the Collateral. Money so received shall be treated as income for the purposes of paragraph 12 of this Agreement and dealt with accordingly, and

(b)	to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor; and to hold any such payment or distribution as part of Collateral.

13.2	If, after default has occurred, the Debtor receives any such increase or profits (other than money) or payments or distributions, the Debtor shall deliver the same promptly to the Secured Party to be held by the Secured Party as provided in this Agreement.

14.          Disposition of Monies

Subject to any applicable requirements of the Act, all monies collected or received by the Secured Party under or in exercise of any right it possesses with respect to Collateral shall be applied on account of the Obligations in such manner as the Secured Party deems best or, at the option of the Secured Party, may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Secured Party under this Agreement, and any surplus shall be returned to the Debtor.

15.          Performance of Obligations

If the Debtor fails to perform any of its obligations under this Agreement, the Secured Party may, but shall not be obliged to, perform any or all of those obligations without prejudice to any other rights and remedies of the Secured Party under this Agreement, and any payments made and any costs, charges, expenses, and legal fees and disbursements (on a solicitor and own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest and such amounts shall be secured by this Agreement and rank prior to all claims subsequent to this Agreement.

16.          Default

16.1	Unless waived by the Secured Party, it shall be an event of default (“default”) under this Agreement and the security constituted by this Agreement shall immediately become enforceable if any of the foregoing shall occur and remain ongoing and un remedied by the Debtor for at least 10 business days after the date that the Debtor received notice of the same:

(a)	any term or covenant contained in this Agreement is breached or any representation contained in this Agreement proves to be untrue; or

(b)	any amount owed to the Secured Party is not paid when due; or

(c)	the Debtor defaults in payment when due or performance of any of the Obligations; or

(d)	the Debtor or any guarantor of the Debtor declares itself to be insolvent, makes an assignment for the benefit of its creditors, is declared bankrupt, declares bankruptcy, makes a proposal, or otherwise takes advantage of provisions under the Bankruptcy and Insolvency Act, the Companies’ Creditors Arrangement Act, or similar legislation in any jurisdiction, or fails to pay its debts generally as they become due; or

(e)	a receiver or receiver-manager is appointed; or

(f)	the Debtor ceases to carry on all or a substantial part of its business; or

(g)	distress, execution, or seizure of any of the Collateral occurs; or

(h)	if the Debtor is a corporation, there is a change of control (as defined within the policies of the Canadian Securities Exchange) without the Secured Party’s consent.

16.2	The doctrine of consolidation applies to this Agreement.

17.          Acceleration

The Secured Party, in its sole discretion, may declare all or any part of the Obligations that are not by their terms payable on demand to be immediately due and payable in the event of any default. The provisions of this paragraph do not and are not intended to affect in any way any rights of the Secured Party with respect to any Obligations that may now or in future be payable on demand.

18.          Enforcement

18.1	Upon any default under this Agreement, the security constituted by this Agreement shall immediately become enforceable, and any floating charge will immediately attach the Real Property and Collateral. To enforce and realize on the security constituted by this Agreement, the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, the Secured Party may do any of the following:

(a)	appoint by instrument a receiver, receiver and manager, or receiver-manager (the person so appointed is called the “Receiver”) of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)	enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents, and its servants from those premises, without becoming liable as a mortgagee in possession;

(c)	preserve, protect, and maintain the Collateral and make such replacements and repairs and additions as the Secured Party may deem advisable;

(d)	sell, lease, or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained, and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease, or other disposition is on credit, the Debtor shall not be entitled to be credited with the proceeds of any such sale, lease, or other disposition until the monies therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

18.2	A Receiver appointed under this Agreement shall be the agent of the Debtor and not of the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any Receiver, its servants, agents, or employees. A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of the Secured Party under this Agreement, and in addition shall have power to carry on the business of the Debtor and for such purpose to enter upon, use, and occupy all premises owned or occupied by the Debtor in which Collateral may be situate, maintain Collateral upon such premises, use, Collateral directly or indirectly in carrying on the Debtor’s business, and from time to time borrow money either unsecured or secured by a security interest in any of the Collateral.

18.3	Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Agreement, all amounts realized from the disposition of Collateral under this Agreement shall be applied as the Secured Party, in its absolute discretion, may direct or as follows:

(a)	in payment of all costs, charges, and expenses (including legal fees and disbursements on a solicitor and own client basis) incurred by the Secured Party in connection with or incidental to

(i)	the exercise by the Secured Party of all or any of the powers granted to it under this Agreement; and

(ii)	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it under this Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver excluding the Receiver’s borrowings;

(b)	in payment of any sum or sums borrowed by the Receiver from the Secured Party and interest thereon if such sum or sums are secured by the Collateral;

(c)	in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations;

(d)	in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations;

(e)	in or toward payment of any sum or sums borrowed by the Receiver from any financial institution, corporation, or person other than the Secured Party, and interest thereon if such sum or sums are secured by the Collateral.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus shall be paid to the Debtor.

18.4	The Debtor agrees that the Secured Party may exercise its rights and remedies under this Agreement immediately upon default, except as may be otherwise provided in the Act, and the Debtor expressly confirms that, except as may be otherwise provided in this Agreement or in the Act, the Secured Party has not given any covenant, express or implied.

19.          Deficiency

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Debtor shall pay to the Secured Party the amount of such deficiency immediately upon demand for the same.

20.          Rights Cumulative

All rights and remedies of the Secured Party set out in this Agreement are cumulative, and no right or remedy contained in this Agreement is intended to be exclusive but each shall be in addition to every other right or remedy contained in this Agreement or in any existing or future security agreement or now or in future existing at law, in equity, or by statute, or under any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

21.          Liability of Secured Party

The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as provided in this Agreement, nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe, or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor, nor shall the Secured Party, in the case of Investment Property, Instruments, or Chattel Paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor waives any applicable provision of law permitted to be waived by it that imposes higher or greater obligations upon the Secured Party than as contained in this paragraph.

22.          Appointment of Attorney and Deed

22.1	The Debtor irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, or consents that the Debtor is obliged to sign, endorse, or execute, and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, under this Agreement.

22.2	Whether or not the Debtor attaches its corporate seal, if a corporation, this Agreement is intended to be and is deemed to be a deed given under seal.

23.          Accounts

Notwithstanding any other provision of this Agreement, the Secured Party may collect, realize, sell, or otherwise deal with the Accounts or any part of them in such manner, upon such terms and conditions, and at such time or times after default, as may seem to it advisable, and on notice to the Debtor and subject to the provisions of Part 5 of the Act. After default, all monies or other forms of payment received by the Debtor in payment of any Account shall be received and held by the Debtor in trust for the Secured Party.

24.          Appropriation of Payments

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Agreement) may be applied to such part or parts of the Obligations as to any accrued and unpaid interest and secondly at to repayment of the principal amount of the Loan.

25.          Liability to Advance

None of the preparation, execution, perfection, and registration of this Agreement or notice of this Agreement or the advance of any monies shall bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

26.          Waiver

The Secured Party may from time to time and at any time waive in whole or in part any right, benefit, or default under any paragraph of this Agreement but any such waiver of any right, benefit, or default on any occasion shall be deemed not to be a waiver of any such right, benefit, or default thereafter, or of any other right, benefit or default, as the case may be, and no delay or omission by the Secured Party in exercising any right or remedy under this Agreement or with respect to any default shall operate as a waiver thereof or of any other right or remedy.

27.          Notice

Any notice, demand, or other communication required or permitted to be given under this Agreement shall be effectually made or given if delivered by prepaid private courier or by facsimile transmission to the address of each party set out below:

To the Debtor: 25th Floor, 700 West Georgia Street, Vancouver, BC V7Y 1K8;

Email: scott.taylor@farresources.com

To the Secured Party: 822 17th Street East, North Vancouver BC V7L 2X1;

Email: Carmstrong@hotmail.com

or to such other address or facsimile number as either party may designate in the manner set out above. Any notice, demand, or other communication shall be deemed to have been given and received on the day of prepaid private courier delivery or facsimile transmission.

28.          Extensions

The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of the Security Interest, and otherwise deal with the Debtor, account debtors of the Debtor, sureties, and others and with the Collateral, the Security Interest, and other security interests as the Secured Party sees fit without prejudice to the liability of the Debtor or the Secured Party’s right to hold and realize on the security constituted by this Agreement.

29.          No Merger

This Agreement shall not operate to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, mortgage, contract, promissory note, bill of exchange, or security interest of any form held or which may in future be held by the Secured Party from the Debtor or from any other person. The taking of a judgment with respect to any of the Obligations shall not operate as a merger of any of the covenants contained in this Agreement.

30.          Assignment

The Secured Party may, on written notice to the Debtor, at any time assign, transfer, or grant a security interest in this Agreement and the Security Interest. The Debtor expressly agrees that the assignee, transferee, or secured party, as the case may be, shall have all of the Secured Party’s rights and remedies under this Agreement, and the Debtor shall not assert any defence, counterclaim, right of setoff, or otherwise with respect to any claim that the Debtor now has or in future acquires against the Secured Party in any action commenced by such assignee, transferee, or secured party, as the case may be, and shall pay the Obligations to the assignee, transferee, or secured party, as the case may be, as the Obligations become due.

31.          Satisfaction and Discharge

Any partial payment or satisfaction of the Obligations shall be deemed not to be a redemption or discharge of this Agreement. The Debtor shall be entitled to a release and discharge of this Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expenses, and legal fees and disbursements (on a solicitor and own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge. Concurrently with discharge this Agreement and the security interest created hereby shall terminate and neither party shall thereafter have any right or obligation hereunder.

32.          Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, personal representatives, successors, and permitted assigns.

33.          Interpretation

33.1	In this Agreement:

(a)	“Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used, depending upon whether the Debtor is one or more individuals, corporations, or partnerships and, if more than one, shall apply to and be binding upon each of them jointly and severally; and

(b)	“Act” means the British Columbia Personal Property Security Act and all regulations thereunder as amended.

33.2	Words and expressions used in this Agreement that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act, whether expressed in this Agreement with or without initial capital letters and whether in the singular or the plural, unless otherwise defined in this Agreement or unless the context otherwise requires, and, wherever the context so requires, in this Agreement the singular shall be read as if the plural were expressed, and vice-versa, and the provisions of this Agreement shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm, or corporation.

33.3	Should any provision of this Agreement be declared or held invalid or unenforceable in whole or in part or against or with respect to the Debtor by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of any or all of the remaining provisions of this Agreement, which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

33.4	The headings of the paragraphs of this Agreement have been inserted for reference only and do not define, limit, alter, or enlarge the meaning of any provision of this Agreement.

33.5	This Agreement shall be governed by the laws of British Columbia.

34.          Miscellaneous

34.1	The Debtor authorizes the Secured Party to file such financing statements, financing change statements, and other documents, and do such acts, matters, and things as the Secured Party may deem appropriate, to perfect on an ongoing basis and continue the Security Interest, to protect and preserve the Collateral, and to realize upon the Security Interest.

34.2	The Debtor waives protest of any Instrument constituting Collateral at any time held by the Secured Party on which the Debtor is any way liable and, subject to the provisions of the Act, notice of any other action taken by the Secured Party.

34.3	The Debtor acknowledges and agrees that if it amalgamates with any other company or companies, then it is the intention of the parties that the term “Debtor” when used in this Agreement shall apply to each of the amalgamating companies and to the amalgamated company, so that the Security Interest granted by this Agreement:

(a)	shall extend to “Collateral” (as that term is defined in this Agreement) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” owned or acquired by the amalgamated company thereafter; and

(b)	shall secure the “Obligations” (as that term is defined in this Agreement) of each of the amalgamating companies and the amalgamated company to the Secured Party at the time of amalgamation and any “Obligations” of the amalgamated company to the Secured Party arising thereafter. The Security Interest shall attach to “Collateral” owned by each company amalgamating with the Debtor, and by the amalgamated company, at the time of amalgamation, and shall attach to any “Collateral” thereafter owned or acquired by the amalgamated company when that Collateral becomes owned or is acquired.

34.4	The Debtor authorizes the Secured Party to provide a copy of this Agreement and such other information and documents specified under the Act to any person entitled under the Act to demand and receive them.

35.          Copy of Agreement and Financing Statement

35.1	The Debtor

(a)	acknowledges receiving a copy of this Agreement, and

(b)	a copy of the financing statement, and verification statement filed, issued, or obtained by the Secured Party in connection with the execution of this Agreement.

36.          Signature in Counterpart

36.1	The parties may execute this Agreement in counterparts and deliver same by facsimile, email, scan or other electronic means, each being deemed to be an original and such counterparts, if any, being deemed to form one and the same instrument bearing the date set forth above notwithstanding the date of actual execution.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date indicated below.

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD. by its authorized signatory:
/s/ Andrew Lyons
ANDREW LYONS
Chief Financial Officer & Director

Accepted and agreed to this __16_ day of May, 2022

/s/ Jason Barnard	/s/ Christina Barnard
JASON BARNARD	CHRISTINA BARNARD

Schedule “A”

Permitted Encumbrances

●	2% Net Smelter Royalty (“NSR”) that is expected to be payable to Mae de Graff on the Manitoba Mineral Disposition No. MB3530 property pursuant to a Mineral Property Acquisition Agreement to be entered into subsequent to the date hereof;

●	2% NSR payable to DG Resource Management Ltd. pursuant to a property purchase agreement on Hidden Lake Property dated February 16, 2016, as amended November 27, 2017;

●	2% NSR payable to Strider Resources Limited pursuant to an option agreement on Zoro property made as of September 20th, 2017;

●	2% NSR payable to Mount Morgan Resources pursuant to an option agreement on Jean Lake property made as of July 30th, 2021;

●	2% NSR payable to Sarah G. Howe pursuant to an option agreement on Ivanhoe-Emporia property made as of August 21st, 1987;

●	NSR’s payable to any person on any mineral claim or other mineral interest acquired after the date hereof;

●	liens for taxes not yet due and payable;

●	repair and storage or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and that are not, individually or in the aggregate, material to the business of the Debtor; and

●	security interests arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Debtor.